Exhibit 10.9

SHARE PURCHASE AGREEMENT

June 11, 2018

between

NAVIOS MARITIME PARTNERS L.P.

and

NAVIOS MARITIME CONTAINERS INC.

SHARE PURCHASE AGREEMENT, dated as of June 11, 2018, by and between NAVIOS MARITIME PARTNERS L.P., a limited partnership organized under the laws of the Republic of the Marshall Islands, acting through its subsidiary Navios Maritime Operating L.L.C. (the “Seller”), and NAVIOS MARITIME CONTAINERS INC. (“NMCI”), a corporation organized under the laws of the Republic of the Marshall Islands.

RECITALS

WHEREAS, in connection with the IPO (as defined below) NMCI will be converted from a corporation to a Marshall Islands limited partnership named Navios Maritime Containers L.P., as contemplated by the Plan of Conversion, dated June 7, 2017 (together with NMCI, the “Buyer”).

WHEREAS, the Buyer , proposes to offer, issue and sell, pursuant to a registration statement on Form F-1 filed with the United States Securities and Exchange Commission (the “IPO”) units (the “Units”) representing common limited partner interests in the Buyer having aggregate value (based on the price paid by the public in the IPO (the “IPO Price”)) of $110 million.

WHEREAS, the Buyer wishes to purchase from the Seller, and the Seller wishes to sell to the Buyer, one or more of the container vessels (the “Vessels”) owned, indirectly, by the Seller and identified in Schedule A hereto.

WHEREAS, the purchase of any Vessel will be accomplished by the Buyer purchasing from the Seller, and the Seller selling to the Buyer, all of the issued and outstanding shares of common stock (the “Shares”) of the Seller subsidiary (the “Vessel Owning Subsidiary”) that directly owns the Vessel as further described in Schedule A.

WHEREAS, the Buyer currently contemplates it will purchase the Vessel identified under the caption “Firm Vessel” in Schedule A (the “Firm Vessel” and the Shares of the Vessel Owning Subsidiary directly owning the Firm Vessel, the “Firm Shares”), subject only to the completion of the IPO no later than September 30, 2018.

WHEREAS, the Buyer may wish to purchase up to four additional Vessels from those identified under the caption “Option Vessels” in Schedule A (each Vessel, an “Option Vessel” and the Shares of the Vessel Owning Subsidiary directly owning the Option Vessel, the “Option Shares”), and the Seller is prepared to sell the Option Vessels if the Buyer elects to do so.

WHEREAS, each Vessel is subject to a charter identified in Schedule A (a “Charter”), and each Vessel’s Charter will continue upon delivery of the Vessel.

NOW, THEREFORE, the Parties hereto agree as follows:

ARTICLE I

Interpretation

SECTION 1.01 Definitions. In this Agreement, unless the context requires otherwise or unless otherwise specifically provided herein, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“Agreement” means this share purchase agreement, including its recitals and schedules, as amended and supplemented;

“Applicable Law” in respect of any Person, property, transaction or event, means all laws, statutes, ordinances, regulations, municipal by-laws, treaties, judgments and decrees applicable to that Person, property, transaction or event and, whether or not having the force of law, all applicable official directives, rules, consents, approvals, authorizations, guidelines, orders, codes of practice and policies of any Governmental Authority having or purporting to have authority over that Person, property, transaction or event and all general principles of common law and equity;

“Buyer” has the meaning given to it in the recitals;

“Buyer Indemnitees” has the meaning given to it in Section 10.01;

“Charter” has the meaning given to it in the recitals;

“Closing” means the Firm Closing or any Option Closing;

“Closing Date” means the Firm Closing Date or any Option Closing Date;

“Contracts” has the meaning given to it in Section 5.08;

“Encumbrance” means any mortgage, lien, charge, assignment, adverse claim, hypothecation, restriction, option, covenant, condition or encumbrance, whether fixed or floating, on, or any security interest in, any property whether real, personal or mixed, tangible or intangible, any pledge or hypothecation of any property, any deposit arrangement, priority, conditional sale agreement, other title retention agreement or equipment trust, capital lease or other security arrangements of any kind;

“Firm Closing” has the meaning given to it in Section 2.02;

“Firm Closing Date” has the meaning given to it in Section 2.02;

“Firm Purchase Price” has the meaning given to it in Section 2.03;

“Firm Shares” has the meaning given to it in the recitals;

“Firm Vessel” has the meaning given to it in the recitals;

“Governmental Authority” means any domestic or foreign government, including federal, provincial, state, municipal, county or regional government or governmental or regulatory authority, domestic or foreign, and includes any department, commission, bureau, board, administrative agency or regulatory body of any of the foregoing and any multinational or supranational organization;

“IPO” has the meaning given to it in the recitals;

“IPO Price” has the meaning given to it in the recitals;

“Losses” means, with respect to any matter, all losses, claims, damages, liabilities, deficiencies, costs, expenses (including all costs of investigation, legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) or diminution of value, whether or not involving a claim from a third party, however specifically excluding consequential, special and indirect losses, loss of profit and loss of opportunity;

“Manager” means Navios Shipmanagement Inc.;

“NMCI” means Navios Maritime Containers Inc.;

“Notice” means any notice, citation, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication, written or oral, actual or threatened, from any Person;

“Notice of Exercise” has the meaning given to it in Section 2.05;

“Option” has the meaning given to it in Section 2.04;

“Option Closing” has the meaning given to it in Section 2.07;

“Option Closing Date” has the meaning given to it in Section 2.07;

“Option Price” has the meaning given to it in Section 2.06;

“Option Shares” has the meaning given to it in the recitals;

“Option Vessel” has the meaning given to it in the recitals;

“Organizational Documents” has the meaning given to it in Section 5.03;

“Parties” means all parties to this Agreement and “Party” means any one of them;

“Person” means an individual, legal personal representative, corporation, body corporate, firm, partnership, trust, trustee, syndicate, joint venture, unincorporated organization or Governmental Authority;

“Purchase Price” means, with respect to a Closing, the Firm Purchase Price or the Option Price to be delivered by the Buyer at the Closing;

“Seller” means Navios Maritime Partners L.P.;

“Seller Indemnities” has the meaning given to it in Section 10.02;

“Shares” has the meaning given to it in the recitals;

“Subject Shares” has the meaning given to it in Section 4.05;

“Subject Subsidiary” has the meaning given to it in Section 5.01;

“Taxes” means all income, franchise, business, property, sales, use, goods and services or value added, withholding, excise, alternate minimum capital, transfer, excise, customs, anti-dumping, stumpage, countervail, net worth, stamp, registration, franchise, payroll, employment, health, education, business, school, property, local improvement, development, education development and occupation taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, dues and charges and other taxes required to be reported upon or paid to any domestic or foreign jurisdiction and all interest and penalties thereon;

“Units” has the meaning given to it in the recitals;

“Vessel Owning Subsidiary” has the meaning given to it in the recitals;

“Vessel” has the meaning given to it in the recitals; and

SECTION 1.02 Rules of Construction. Unless the context otherwise requires:

(a) The singular includes the plural and the plural includes the singular.

(b) The word “or” is not exclusive.

(c) The words “including,” “include” and other words of similar import shall be interpreted to mean by way of example and not limitation, and shall be deemed to be followed by the phrase “without limitation.”

(d) The words “Article,” “Section” and “Schedule” refer to an article, section, exhibit of or schedule to this Agreement.

ARTICLE II

Purchases and Sales of Shares; Closings

SECTION 2.01 Purchase and Sale of Firm Shares. The Seller agrees to sell and transfer to the Buyer, and the Buyer agrees to purchase from the Seller for the Firm Purchase Price and in accordance with and subject to the terms and conditions set forth in this Agreement, the Firm Shares.

SECTION 2.02 Firm Closing. On the terms and subject to the conditions of this Agreement, the sale and transfer of the Firm Shares and payment of the Firm Purchase Price shall take place on a date as may be agreed upon in writing by the Seller and the Buyer (the “Firm Closing Date”). The sale and transfer of the Firm Shares is referred to as the “Firm Closing.”

SECTION 2.03 Purchase Price for the Firm Shares. At Closing, in consideration of the Firm Shares being purchased, the Buyer shall pay to the Seller the amount of USD $36,000,000, to be paid in the form of (a) USD $29,880,000 in cash and (b) a number of Units having an aggregate value of USD $6,120,000, such value to be based upon the IPO Price (the “Firm Purchase Price”).

SECTION 2.04 Grant of Option. The Seller hereby grants to the Buyer, and the Buyer accepts from the Seller, an option to acquire (the “Option”) one or more of the Option Vessels by the Buyer purchasing from the Seller, and the Seller selling to the Buyer in accordance with and subject to the terms and conditions set forth in this Agreement, the Option Shares issued by the Vessel Owning Subsidiary that directly owns the Option Vessel with respect to which the Buyer has exercised the Option.

SECTION 2.05 Exercise of Option. The Buyer may exercise the Option with respect to any Option Vessel, from time to time, by delivering to the Seller written notice of the Buyer’s exercise (a “Notice of Exercise”) specifying the Option Vessel to be purchased, provided that any Notice of Exercise must be delivered to the Seller no later than September 30, 2018 to be effective.

SECTION 2.06 Purchase Price for Option Shares. At an Option Closing, in consideration of the Option Shares being purchased the Buyer shall pay to the Seller the price set forth in Schedule A for the Option Shares to be purchased being delivered and sold to the Buyer at the Option Closing (the “Option Price”). The Option Price to be paid at any Option Closing shall be paid 83% in cash and 17% in Units, with the value of the Units to be based upon the IPO Price.

SECTION 2.07 Option Closing. On the terms and subject to the conditions of this Agreement, the sale and transfer of Option Shares and payment of the Option Purchase Price shall take place on a date as may be agreed upon in writing by the Seller and the Buyer (an “Option Closing Date”). The sale and transfer of the Option Shares is referred to as an “Option Closing”.

SECTION 2.08 Payment of the Purchase Price. At any Closing, the Purchase Price will be paid by the Buyer to the Seller (a) with respect to the portion of the Purchase Price to be paid in cash, by wire transfer of immediately available funds to an account designated in writing by the Seller and (b) with respect to the portion of the Purchase Price to be paid in Units, by causing the Buyer’s transfer agent and registrar for the Units to register the applicable number of Units in the name of the Seller (or the Seller’s designee) on the books of the Buyer, such Units to be held in an account established for the Seller (or the Seller’s designee) with the transfer agent.

ARTICLE III

Representations and Warranties of the Buyer

The Buyer represents and warrants to the Seller that as of the date hereof and on each Closing Date:

SECTION 3.01 Organization and Corporate Authority. The Buyer is duly incorporated, validly existing and in good standing under the laws of the Republic of the Marshall Islands, and has all requisite corporate power and authority to enter into this Agreement and to consummate the transaction contemplated hereby. This Agreement has been duly executed and delivered by the Buyer, has been effectively authorized by all necessary action, corporate or otherwise, and constitutes legal, valid and binding obligations of the Buyer. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the Buyer.

SECTION 3.02 Agreement Not in Breach of Other Instruments. The execution and delivery of this Agreement, the consummation of the transaction contemplated hereby and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any agreement or other instrument to which the Buyer is a party or by which it is bound, the articles of incorporation and bylaws of the Buyer, any judgment, decree, order or award of any court, Governmental Authority or arbitrator by which the Buyer is bound, or any Applicable Law that would have a material effect on the transaction contemplated hereby.

SECTION 3.03 No Legal Bar. The Buyer is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transaction contemplated by this Agreement and no such action or proceeding is pending or, to the best of its knowledge and belief, threatened against the Buyer that questions the validity of this Agreement, the transaction contemplated hereby or any action that has been taken by any of the Parties in connection herewith or in connection with the transaction contemplated hereby.

ARTICLE IV

Representations and Warranties of the Seller

The Seller represents and warrants to the Buyer that as of the date hereof and on each Closing Date:

SECTION 4.01 Organization and Limited Partnership Authority. The Seller is duly formed, validly existing and in good standing under the laws of the Republic of the Marshall Islands, and has all requisite limited partnership power and authority to enter into this Agreement and to consummate the transaction contemplated hereby. This Agreement has been duly executed and delivered by the Seller, has been effectively authorized by all necessary action, limited partnership or otherwise, and constitutes legal, valid and binding obligations of the Seller. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the Seller.

SECTION 4.02 Agreement Not in Breach of Other Instruments. The execution and delivery of this Agreement, the consummation of the transaction contemplated hereby and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any agreement or other instrument to which the Seller is a party or by which it is bound, the certificate of formation and the partnership agreement of the Seller, any judgment, decree, order or award of any court, Governmental Authority or arbitrator by which the Seller is bound, or any Applicable Law.

SECTION 4.03 No Legal Bar. The Seller is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transaction contemplated by this Agreement and no such action or proceeding is pending or, to the best of its knowledge and belief, threatened against the Seller that questions the validity of this Agreement, the transaction contemplated hereby or any action that has been taken by any of the Parties in connection herewith or in connection with the transaction contemplated hereby.

SECTION 4.04 Good and Marketable Title to Shares. The Seller is the registered owner of all of the Shares and now has, and at the Closing will have and convey to the Buyer, good and marketable title to the Shares, free and clear of any and all Encumbrances.

SECTION 4.05 Right to Enter Agreement. The Seller has and will continue to have the full right, power and authority to enter into this Agreement and to transfer, convey and sell to the Buyer at any Closing any and all Shares not previously sold to the Buyer (the “Subject Shares”) and upon consummation of the purchase contemplated hereby, the Buyer will acquire from the Seller good and marketable title to the Subject Shares, free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever.

ARTICLE V

Representations and Warranties of

the Seller Regarding the Vessel Owning Subsidiaries

The Seller represents and warrants to the Buyer that as of the date hereof and on each Closing Date:

SECTION 5.01 Organization Good Standing and Authority. Each Vessel Owning Subsidiary not previously sold to the Buyer (each, a “Subject Subsidiary”) is a corporation duly incorporated, validly existing and in good standing under the laws of the Republic of the Marshall Islands. Each Subject Subsidiary has full corporate power and authority to carry on its business as it is now, and has since its incorporation been, conducted, and is entitled to own, lease or operate the properties and assets it now owns, leases or operates and to enter into legal and binding contracts. Each Subject Subsidiary is qualified to do business, is in good standing and has all required and appropriate licenses and authorizations in each jurisdiction in which its failure to obtain or maintain such qualification, good standing, licensing or authorization would have a material adverse effect on the condition (financial or otherwise), assets, properties, business or prospects of the Subject Subsidiary. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up any Subject Subsidiary.

SECTION 5.02 Capitalization. The Subject Shares consist of the shares listed next to the Subject Subsidiary listed in Schedule A. The Shares have been duly authorized and validly issued and are fully paid and non-assessable, and constitute the total authorized, issued and outstanding capital stock of the Subject Subsidiaries. Except as set forth in this Agreement, there are not, and on the Closing Date there will not be, outstanding (i) any options, warrants or other rights to purchase from a Subject Subsidiary any capital stock of the Subject Subsidiary, (ii) any securities convertible into or exchangeable for shares of such capital stock or (iii) any other commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of the Subject Subsidiary.

SECTION 5.03 Organizational Documents. The Seller has supplied to the Buyer true and correct copies of the organizational documents of each Subject Subsidiary, as in effect on the Closing Date (the “Organizational Documents”) and no amendments will be made to the Organizational Documents of any Subject Subsidiary prior to the Closing Date without the prior written consent of the Buyer (such consent not to be unreasonably withheld).

SECTION 5.04 Agreement Not in Breach of Other Instruments. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate, or result in a breach of, any of the terms and provisions of, or constitute a default under, or conflict with, or give any other party thereto a right to terminate any agreement or other instrument to which any Subject Subsidiary is a party or by which it is bound including, its Charter or any judgment, decree, order or award of any court, Governmental Authority or arbitrator applicable to the Subject Subsidiary.

SECTION 5.05 Litigation.

(a) There is no material action, suit or proceeding to which any Subject Subsidiary is a party (either as a plaintiff or defendant) pending before any court or Governmental Authority, authority or body or arbitrator; there is no material action, suit or proceeding threatened against any Subject Subsidiary; and, to the best knowledge of the Seller, there is no basis for any such material action, suit or proceeding;

(b) No Subject Subsidiary has been permanently or temporarily enjoined by any order, judgment or decree of any court or any Governmental Authority from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of the Subject Subsidiary; and

(c) There is not in existence any order, judgment or decree of any court or other tribunal or other agency enjoining or requiring any Subject Subsidiary to take any action of any kind with respect to its business, assets or properties.

SECTION 5.06 Indebtedness to and from Officers, etc. No Subject Subsidiary will be indebted, directly or indirectly, to any person who is an officer, director, stockholder or employee of any of the Seller or any spouse, child, or other relative or any affiliate of any such person, nor shall any such officer, director, stockholder, employee, relative or affiliate be indebted to any Subject Subsidiary.

SECTION 5.07 Personnel. No Subject Subsidiary has employees other than the crew serving on board the Vessel owned by the Subject Subsidiary, to the extent such crew members are not directly employed by the Manager.

SECTION 5.08 Contracts and Agreements. All material contracts and agreements, written or oral, to which a Subject Subsidiary is a party or by which any of its assets are bound, including its Charter (the “Contracts”), have been disclosed to the Buyer. No other contracts will be entered into by any Subject Subsidiary prior to the last Closing Date without the prior consent of the Buyer (such consent not to be unreasonably withheld).

(a) Each of the Contracts to which any Subject Subsidiary is a party is a valid and binding agreement of the Subject Subsidiary, and to the best knowledge of the Seller, of all other parties thereto;

(b) Each Subject Subsidiary has fulfilled all material obligations required pursuant to its Contracts to have been performed by it prior to the date hereof and has not waived any material rights thereunder; and

(c) There has not occurred any material default under any of the Contracts on the part of the Subject Subsidiary party thereto, or to the best knowledge of the Seller, on the part of any other party thereto nor has any event occurred that with the giving of notice or the lapse of time, or both, would constitute any material default on the part of the Subject Subsidiary party thereto under any of the Contracts nor, to the best knowledge of the Seller, has any event occurred that with the giving of notice or the lapse of time, or both, would constitute any material default on the part of any other party to any of the Contracts.

SECTION 5.09 Compliance with Law. The conduct of business by each Subject Subsidiary on the date hereof does not violate any Applicable Laws the enforcement of which would materially and adversely affect the business, assets, condition (financial or otherwise) or prospects of the Subject Subsidiary taken as a whole, nor has the Subject Subsidiary received any notice of any such violation.

SECTION 5.10 No Undisclosed Liabilities. Other than the legal fees relating to the delivery of its Vessel and the registration of its Vessel with the relevant flag state, no Subject Subsidiary (or the Vessel owned by it) has any other liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including any liability for Taxes and interest, penalties and other charges payable with respect to any such liability or obligation) except any liabilities disclosed to the Buyer in writing.

SECTION 5.11 Disclosure of Information. The Seller has disclosed to the Buyer all material information on, and about, each Subject Subsidiary and its Vessel and all such information is true, accurate and not misleading in any material respect. Nothing has been withheld from the material provided to the Buyer that would render such information untrue or misleading.

ARTICLE VI

Representations and Warranties of

the Seller regarding the Vessel

The Seller represents and warrants to the Buyer that at each Closing Date:

SECTION 6.01 Title to Vessel. Each Subject Subsidiary is the registered owner of the Vessel set forth next to the Subject Subsidiary’s name in Schedule A.

SECTION 6.02 No Encumbrances. Each Subject Subsidiary and its Vessel will be free of all Encumbrances.

SECTION 6.03 Condition. Each Subject Subsidiary’s Vessel will be (i) adequate and suitable for use by the Subject Subsidiary, ordinary wear and tear excepted; (ii) seaworthy in all material respects for hull and machinery insurance warranty purposes and in good running order and repair; (iii) insured against all risks, and in amounts, consistent with common industry practices; (iv) in compliance with maritime laws and regulations; and (v) in compliance in all material respects with the requirements of its class and classification society and all of the Vessel’s class certificates will be clean and valid and free of outstanding recommendations affecting class.

ARTICLE VII

Pre-Closing Matters

SECTION 7.01 Covenants of the Seller Prior to the Closing. From the date of this Agreement to the final Closing Date, the Seller shall cause each Subject Subsidiary to conduct its businesses in the usual, regular and ordinary course in substantially the same manner as previously conducted. The Seller shall not, and shall not permit any Subject Subsidiary to, take any action that would result in any of the conditions to the purchase and sale of Subject Shares set forth in Article VIII not being satisfied. In addition, the Seller hereby agrees and covenants that it:

(a) shall cooperate with the Buyer and use its reasonable best efforts to obtain, at or prior to the Closing Date, any consents required in respect of the transfer of the rights and benefits under the Contracts;

(b) shall use its reasonable best efforts to take or cause to be taken promptly all actions and to do or cause to be done all things necessary, proper and advisable to consummate and make effective as promptly as practicable the transaction contemplated by this Agreement and to cooperate with the Buyer in connection with the foregoing, including using all reasonable best efforts to obtain all necessary consents, approvals and authorizations from each Governmental Authority and each other Person that are required to consummate the transaction contemplated under this Agreement;

(c) shall take or cause to be taken all necessary corporate action, steps and proceedings to approve or authorize validly and effectively the sale of the Shares of each Vessel Owning Subsidiary that the Buyer proposes to purchase and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby;

(d) shall not amend, alter or otherwise modify or permit any amendment, alteration or modification of any material provision of or terminate any Charter of any Subject Subsidiary without the prior written consent of the Buyer, not to be unreasonably withheld or delayed;

(e) shall not exercise or permit any exercise of any rights or options contained in any Charter of a Subject Subsidiary, without the prior written consent of the Buyer, not to be unreasonably withheld or delayed;

(f) shall cause each Subject Subsidiary to observe and perform in a timely manner, all of its covenants and obligations under its Charter, if any, and in the case of a default by another party thereto, it shall forthwith advise the Buyer of such default and shall, if requested by the Buyer, enforce all of its rights under such Charter in respect of such default; and

(g) shall not cause or, to the extent reasonably within its control, permit, any Encumbrances to attach to any Subject Subsidiary’s Vessel.

ARTICLE VIII

Conditions Of Closing

SECTION 8.01 Conditions of the Seller. The obligation of the Seller to sell Subject Shares on any Closing Date is subject to the satisfaction (or waiver by the Seller) on or prior to the Closing Date of the following conditions:

(a) the representations and warranties of the Buyer made in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects, on and as of such earlier date);

(b) the Buyer shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Buyer by the Closing Date;

(c) no legal or regulatory action or proceeding shall be pending or threatened by any Governmental Authority to enjoin, restrict or prohibit the purchase and sale of the Subject Shares;

(d) all proceedings to be taken in connection with the transaction contemplated by this Agreement and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Seller, and the Seller shall have received copies of all such documents and other evidence as it may reasonably request in order to establish the consummation of such transaction and the taking of all proceedings in connection therewith.

SECTION 8.02 Conditions of the Buyer. The obligation of the Buyer to purchase and pay for the Subject Shares on any Closing Date is subject to the satisfaction (or waiver by the Buyer) on or prior to the Closing Date of the following conditions:

(a) the representations and warranties of the Seller in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects, on and as of such earlier date);

(b) the Seller shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Seller by the Closing Date;

(c) no legal or regulatory action or proceeding shall be pending or threatened by any Governmental Authority to enjoin, restrict or prohibit the purchase and sale of the Subject Shares;

(d) the Buyer shall have received written consents from all third parties necessary or appropriate to effect the purchase and sale of the Subject Shares, other than such consents the absence of which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), assets, properties, business or prospects of any Subject Subsidiary;

(e) the Buyer shall have consummated the IPO no later than September 30, 2018;

and

(f) all proceedings to be taken in connection with the transaction contemplated by this Agreement and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Buyer and its counsel, and the Buyer shall have received copies of all such documents and other evidence as it or its counsel may reasonably request in order to establish the consummation of such transaction and the taking of all proceedings in connection therewith.

ARTICLE IX

Termination, Amendment and Waiver

SECTION 9.01 Termination of Agreement. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the purchase and sale of the remaining Subject Subsidiaries contemplated by this Agreement abandoned at any time prior to the Closing:

(a) by mutual written consent of the Seller and the Buyer;

(b) by the Seller if any of the conditions set forth in Section 8.01 shall have become incapable of fulfillment, and shall not have been waived by the Seller;

(c) by the Buyer if any of the conditions set forth in Section 8.02 shall have become incapable of fulfillment, and shall not have been waived by the Buyer; or

(d) by the Buyer or the Seller, if no Closing shall have taken place on or before September 30, 2018 provided, however, that the Party seeking termination pursuant to clause (b), (c) or (d) may not then be in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement. In the event of termination pursuant to clause (d), written notice thereof shall forthwith be given to the Buyer or the Seller, as applicable, and the transactions contemplated by this Agreement will be terminated without further action by any Party.

SECTION 9.02 Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each Party hereto. By an instrument in writing the Buyer, on the one hand, or the Seller, on the other hand, may waive compliance by the other with any term or provision of this Agreement that such other Party was or is obligated to comply with or perform.

ARTICLE X

Indemnification

SECTION 10.01 Indemnity by the Seller. The Seller shall be liable for, and shall indemnify the Buyer and each of its directors, employees, agents and representatives (the “Buyer Indemnitees”) against and hold them harmless from, any Losses, suffered or incurred by such Buyer Indemnitee:

(a) by reason of, arising out of or otherwise in respect of any inaccuracy in, breach of any representation or warranty, or a failure to perform or observe fully any covenant, agreement or obligation of, the Seller in or under this Agreement or in or under any document, instrument or agreement delivered pursuant to this Agreement by the Seller; or

(b) any fees, expenses or other payments incurred or owed by the Seller to any brokers, financial advisors or comparable other persons retained or employed by it in connection with the transaction contemplated by this Agreement.

SECTION 10.02 Indemnity by the Buyer. The Buyer shall indemnify the Seller and its affiliates and each of their respective officers, directors, employees, agents and representatives (the “Seller Indemnitees”) against and hold them harmless from, any Losses, suffered or incurred by such Seller Indemnitee by reason of, arising out of or otherwise in respect of any inaccuracy in, breach of any representation or warranty, or a failure to perform or observe fully any covenant, agreement or obligation of, the Buyer in or under this Agreement or in or under any document, instrument or agreement delivered pursuant to this Agreement by the Buyer.

SECTION 10.03 “As Is, Where Is Sale.” The Buyer acknowledges and agrees that, subject only to the representations and warranties in Article VI, it is acquiring all Vessels on an “as is, where is” basis.

ARTICLE XI

Miscellaneous

SECTION 11.01 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Republic of the Marshall Islands applicable to contracts made and to be performed wholly within such jurisdiction without giving effect to conflict of law principles thereof, except that if it is mandatory that the law of some other jurisdiction wherein a Vessel is located apply, then, to the extent required by law, the law of the other jurisdiction shall apply, but only with respect to the Vessel whose location has caused such other jurisdiction’s law to apply.

SECTION 11.02 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

SECTION 11.03 Complete Agreement. This Agreement and Schedule hereto contain the entire agreement between the Parties hereto with respect to the transaction contemplated herein and, except as provided herein, supersede all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings.

SECTION 11.04 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 11.05 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any Governmental Authority having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect, as nearly as possible, to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

SECTION 11.06 Third Party Rights. A person who is not a Party to this Agreement has no right to enforce or to enjoy the benefit of any term of this Agreement, except that the Seller Indemnitees and the Buyer Indemnitees shall have express third party beneficiary rights with respect to Article X.

SECTION 11.07 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, legal representatives, successors and assigns; provided, however, that neither this Agreement nor any rights hereunder shall be assignable by any of the Parties without the prior written consent of the other Party; provided, however, that the Buyer can assign without the consent of the Seller, written or otherwise, any of the Buyer’s rights hereunder to Boheme Navigation Company or any other of the Buyer’s wholly-owned subsidiaries.

SECTION 11.08 Notices. Any notice, claim or demand in connection with this Agreement shall be delivered to the Parties at the following addresses (or at such other address or email for a Party as may be designated by notice by such Party to the other Party):

(a) if to the Seller, as follows:

7, Avenue de Grande Bretagne, Office 11B2, MC 98000 Monaco

Attention: Efstratios Desypris

Email: sdesypris@navios.com

(b) if to the Buyer, as follows:

7, Avenue de Grande Bretagne, Office 11B2, MC 98000 Monaco

Attention: Vasiliki Papaefthymiou

Email: vpapaefthymiou@navios.com

and any such notice shall be deemed to have been received, (i) if sent by email, on the day sent if sent during normal business hours on a working day in the place to which it is sent, or otherwise, on the next working day in the place to which it is sent or, (ii) if sent by courier, forty eight (48) hours from the time of dispatch.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS HEREOF, each of the Parties hereto has caused this Agreement to be signed as of the date first above written.

NAVIOS MARITIME PARTNERS L.P.

By:	/s/ Efstratios Desypris
Efstratios Desypris
Chief Financial Officer

NAVIOS MARITIME CONTAINERS INC.

By:	/s/ Chris Christopoulos
Chris Christopoulos
Chief Financial Officer

SCHEDULE A

VESSEL, VESSEL OWNING SUBSIDIARY, CAPITALIZATION, PRICE AND

CHARTER

Firm Vessel

Vessel Name and IMO Number	Vessel Owning Subsidiary	Number of Shares	Shares Purchase Price
Hyundai HongKong 9305661	Rubina Shipping Corporation	500 at a par value of $1 each	$36,000,000

Option Vessels

Hyundai Busan 9305659	Christal Shipping Corporation	500 at a par value of $1 each	$36,000,000
Hyundai Tokyo 9305673	Beryl Shipping Corporation	500 at a par value of $1 each	$36,000,000
Hyundai Shanghai 9305647	Cheryl Shipping Corporation	500 at a par value of $1 each	$36,000,000
Hyundai Singapore 9305685	Topaz Shipping Corporation	500 at a par value of $1 each	$36,000,000

Charter

(i) Time Charter with Messers Hyundai Merchant Marine Co., Ltd., dated October 29, 2013

(ii) Time Charter with Messers Hyundai Merchant Marine Co., Ltd., dated October 29, 2013

(iii) Time Charter with Messers Hyundai Merchant Marine Co., Ltd., dated October 29, 2013

(iv) Time Charter with Messers Hyundai Merchant Marine Co., Ltd., dated October 29, 2013

(v) Time Charter with Messers Hyundai Merchant Marine Co., Ltd., dated October 29, 2013